UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2012, Jun Wang, Chairman of the Board of Directors, President and Chief Executive Officer of SmartHeat Inc., Xudong Wang, Vice President of Strategy, and Zhijuan Guo, Chief Financial Officer, resigned from their respective positions with SmartHeat Inc., the U.S. Holding company incorporated in Nevada (“SmartHeat”).  Messrs. Jun Wang and Xudong Wang will continue in their roles with SmartHeat’s subsidiaries, while Ms. Guo resigned from all roles and responsibilities with SmartHeat and its subsidiaries.  The resignations were voluntary and were not a result of any disagreement with SmartHeat on any matter relating to its operations, policies or practices.

Oliver Bialowons was appointed as a Director and as President of SmartHeat on May 25, 2012, to fill the roles formerly held by James Wang. Mr. Bialowons, 43, brings more than 20 years of experience as a turnaround executive to the Board of Directors and management of SmartHeat.  In 2009, Mr. Bialowons was appointed, and currently serves as, the Chairman of Boewe Bell Howell Inc., a financially stressed U.S. based manufacturer of industrial logistics equipment with worldwide operations and distribution. Mr. Bialowons directed the restructuring of Boewe Bell Howell’s business and eventual sale of the Bell Howell business to Bell and Howell, LLC, a portfolio company of Versa Capital Management, LLC.  From 2008 to 2010, Mr. Bialowons was Chief Executive Officer of Boewe Systec AG and Wanderer Werke AG, and from 2007-2008 he was Chief Operating Officer of neckermann.de GmBH.  Prior to 2007, Mr. Bialowons held various management positions at Mitsubishi Motors Corp. and DaimlerChrysler AG. The Board of Directors believes that Mr. Bialowons significant restructuring and business experience will aid SmartHeat in its future business operations.

There are no arrangements, understandings or family relationships between the Mr. Bialowons and any other person(s) pursuant to which Mr. Bialowons was appointed director and officer of SmartHeat, nor are there any transactions between Mr. Bialowons and SmartHeat in which he has a direct or indirect material interest that SmartHeat is required to report.

On May 30, 2012, SmartHeat Inc. issued a press release regarding these events. A copy of the press release is furnished as Exhibit 99.1 to this report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
99.1	Press Release, “SmartHeat Inc. Announces Management and Board Restructuring; Retention of Nimbus Restructuring Manager and Appointment of Oliver Bialowons as President,” dated May 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)

Date:	May 30, 2012	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President